For Immediate Release

8x8, Inc. Announces Fourth Quarter and Fiscal 2017 Financial Results

Fiscal 2017 Revenue Increased to $253.4 Million
Fiscal 2017 GAAP Net Loss of ($4.8 Million); Non-GAAP Net Income of $21.6 Million
Fiscal 2017 Mid-market/Enterprise Service Revenue Grew 37%, Now Represents 56% of Service Revenue

SAN JOSE, Calif. - May 25, 2017 -- 8x8, Inc. (NASDAQ:EGHT), provider of the world's first Communications Cloud, today reported financial results for the fourth quarter and fiscal year ended March 31, 2017.

Fourth Quarter Fiscal 2017 Financial Results:
  Total service revenue increased 20% year-over-year (YoY) to $62.7 million.
    Adjusted for constant currency and the exclusion of a discontinued, non-core DXI business segment, service revenue increased 24%.
  Service revenue from mid-market and enterprise customers increased 32% YoY and represented 56% of the Company's total service revenue, compared with 50% in the same period last year.
    On an adjusted basis, service revenue from mid-market and enterprise customers increased 38%.
  Total revenue increased 16% YoY to $66.5 million.
    On an adjusted basis, total revenue increased 19%.
  GAAP net loss was ($2.9 million), ($0.03) per diluted share; non-GAAP net income was $5.1 million, 8% of revenue, or $0.05 per diluted share.
  GAAP gross margin was 77%, compared with 72% in the same period last year; non-GAAP gross margin was 79%, compared with 74% in the same period last year.
  GAAP service margin was 83%, compared with 81% in the same period last year; non-GAAP service margin was 84%, compared with 83% in the same period last year.
  Cash generated from operating activities was $6.3 million.

Full Year Fiscal 2017 Financial Results:
  Total service revenue of $235.8 million increased 23% YoY.
    On an adjusted basis, service revenue increased 25%.
  Service revenue from mid-market/enterprise customers increased 37% YoY.
    On an adjusted basis, service revenue from mid-market and enterprise customers increased 42%.

  Total revenue of $253.4 million increased 21% YoY.
    On an adjusted basis, total revenue increased 23%.
  GAAP net loss was ($4.8 million), ($0.05) per diluted share; non-GAAP net income was $21.6 million, 9% of revenue, $0.23 per diluted share.
  GAAP gross margin was 75%, compared with 73% in fiscal 2016; non-GAAP gross margin was 77%, compared with 74% in fiscal 2016.
  GAAP service margin was 82%, compared with 81% in the same period last year; non-GAAP service margin was 84%, compared with 83% in fiscal 2016.
  Cash generated from operating activities was $28 million, compared with $24 million in fiscal 2016.
  Cash, cash equivalents and investments were $175 million at March 31, 2017, compared with $163 million at March 31, 2016.

"In fiscal 2017, 8x8 continued to demonstrate leadership in penetrating the mid-market and enterprise business segments with a client roster of nearly 3,000 enterprises, including 10 Fortune 500 companies. We could not have achieved this without the focused and disciplined investments we have made over the past few years in technology innovation, quality of service and global service delivery and support," said 8x8 CEO Vik Verma.

"Our 19 large enterprise deals in the fourth quarter of fiscal 2017 and our selection by Regus as their long-term global cloud communications partner are the most recent examples of the trust large enterprise organizations are placing in us for their mission critical communications," Mr. Verma continued. "Looking at fiscal 2018 and beyond, we are more excited and energized than ever to transform communications for businesses of all sizes, and we believe we can offer the greatest value to larger global enterprises whose infrastructure and requirements are most complex."

Additional Business Highlights:
  Grew fourth quarter fiscal 2017 average monthly service revenue (ARPU) per mid-market and enterprise customer to $4,494, compared with $4,083 in the same period last year; grew overall ARPU to $426, compared with $385 in the same period last year.
  Achieved gross monthly business service revenue churn on an organic basis of 0.7% in fiscal 2017, compared with 0.8% in fiscal 2016.
  Expanded global cloud communications partnership with Regus to cover an additional 13 countries.
  Launched 8x8 ContactNow, an intelligent, scalable and easy-to-use cloud contact center solution for teams, in the United States.

  Announced acquisition of LeChat, Inc., the maker of Sameroom, an interoperability platform that enables cross-team messaging and collaboration in the enterprise.
  Announced next generation 8x8 Communications Cloud that combines unified communications, team collaboration interoperability, contact center and real-time analytics in a single, open platform.
  Expanded leadership team with appointment of Jeff Romano as Senior Vice President of Global Services and Support, Dejan Deklich as Senior Vice President of Global R&D and Rani Hublou as Chief Marketing Officer.
  Named a Leader in Gartner's Magic Quadrant for Unified Communications as a Service for the fifth consecutive year and Challenger in Magic Quadrant for Contact Center as a Service for second consecutive year.
  Awarded 13 new communications patents in fiscal 2017 for a total of 131 patents awarded from our inception through March 31, 2017.

8x8 also announced that its Board of Directors has approved a new share repurchase program authorizing up to $25 million in repurchases of the Company's outstanding shares of common stock. Repurchases of shares under the program will be made pursuant to a prearranged Rule 10b51 share repurchase plan, under which transactions would be effected in accordance with specified price, volume and timing conditions.

Financial Outlook

For the full fiscal 2018 year, 8x8 introduces the following financial guidance:

  Service revenue in the range of $280 million to $285 million, representing approximately 19% to 21% YoY increase.
  Total revenue in the range of $296 million to $300 million, representing approximately 17% to 19% YoY increase.
  Non-GAAP pre-tax net income in the range of $21 million to $26 million, approximately 7% to 9% of revenue. Our estimated Non-GAAP effective tax rate is expected to be approximately 36%. Our cash taxes are expected to be less than $1 million.

The Company does not reconcile its forward-looking non-GAAP net income to the corresponding GAAP measures of GAAP net income (loss) due to the significant variability of, and difficulty in making accurate forecasts and projections in respect to stock-based compensation expense that is impacted by future hiring and retention needs, and the future share price of our stock. Similarly, acquisition and other expense are difficult to predict as they depend on future events. The actual amounts of these excluded items will have a significant impact on the Company's GAAP net income (loss). Accordingly, reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, May 25, 2017 at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #15964903) (404) 537-3406, international (Conference ID #15964903)
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until June 1, 2017. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the provider of the world's first Communications Cloud that combines unified communications, team collaboration, contact center, and analytics in a single, open and real-time platform. 8x8 eliminates information silos to expose vital, real-time intelligence across multiple clouds, applications and devices to improve individual and team productivity, business performance and customer experience. For additional information, visit www.8x8.com, or connect with 8x8 on LinkedIn, Twitter, Google+ and Facebook.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

In addition, we have provided in this release certain financial measures that have been adjusted for comparison on a constant currency basis and to exclude the impact of the discontinuation of a non-core, legacy DXI business (based on a voice message broadcasting service), as first reported in the third quarter of our 2017 fiscal year. To adjust for the discontinued business, we excluded from the revenue figures for each period being compared all revenue attributable to the discontinued business. To adjust for currency fluctuations, we apply the foreign currency exchange rate for the prior period to the local currency results for the current period. This adjustment allows us to compare results between periods as if the British Pound / US Dollar exchange rate had remained constant from period to period.

Management has used these adjusted financial measures internally in evaluating the financial performance of our US business and our consolidated business for the fourth quarter and full fiscal year of fiscal 2017, and we believe they provide an additional, useful assessment of our growth for investors for these periods, although we do not intend necessarily to present constant currency adjusted figures for periods in the future.

Non-GAAP Net Income and Non-GAAP Net Income Per Share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, amortization of acquired intangible assets, stock-based compensation, acquisition-related costs, impairment of long-lived assets, and other expenses. Non-cash tax adjustments represent the difference between the amount of taxes we expect to pay and our GAAP tax provision each period. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. We have excluded acquisition-related expenses, impairment of long-lived assets, and other expenses because we consider them to be isolated transactions and believe they are not reflective of our ongoing operations, reduces comparability of periodic operating results when it is included, are difficult to predict, and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, our ability to scale our business, our ability to execute our global strategy, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, risks regarding compliance with regulations in the United States and foreign jurisdictions in which our services are provided, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Contact:
8x8, Inc.
Joan Citelli, 408-654-0970
joan.citelli@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Service revenue	$62,654	$52,174	$235,816	$192,241
Product revenue	3,834	5,160	17,572	17,095
Total revenue	66,488	57,334	253,388	209,336

Operating expenses:
Cost of service revenue (1)	10,803	9,720	42,400	37,078
Cost of product revenue	4,187	6,103	19,714	20,168
Research and development (2)	7,142	6,110	27,452	24,040
Sales and marketing (3)	38,228	31,240	139,277	109,379
General and administrative (4)	9,814	7,132	31,214	25,745
Total operating expenses	70,174	60,305	260,057	216,410
Loss from operations	(3,686)	(2,971)	(6,669)	(7,074)
Other income, net	583	397	1,792	1,107
Loss from operations before benefit for income taxes	(3,103)	(2,574)	(4,877)	(5,967)
Benefit for income taxes	(178)	(1,498)	(126)	(847)
Net loss	$(2,925)	$(1,076)	$(4,751)	$(5,120)

Net loss per share:
Basic	$(0.03)	$(0.01)	$(0.05)	$(0.06)
Diluted	$(0.03)	$(0.01)	$(0.05)	$(0.06)

Weighted average number of shares:
Basic	91,175	88,888	90,340	88,477
Diluted	91,175	88,888	90,340	88,477

(1)(2)(3)(4) - See reconciliation of GAAP measures to non-GAAP measures.

8x8, Inc.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, unaudited)

(1) Amounts include amortization of acquired intangible assets, stock-based compensation, and impairment of long-lived
assets as follows:
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
GAAP cost of service revenue	$10,803	$9,720	$42,400	$37,078
Amortization of acquired intangible assets	(691)	(624)	(2,388)	(2,075)
Stock-based compensation expense	(394)	(331)	(1,732)	(1,159)
Impairment of long-lived assets	-	-	-	(440)
Non-GAAP cost of service revenue	$9,718	$8,765	$38,280	$33,404
Non-GAAP cost of service revenue as a percentage of service
revenue	15.5%	16.8%	16.2%	17.4%

(2) Amounts include stock-based compensation and acquisition related expenses as follows:
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
GAAP research and development	$7,142	$6,110	$27,452	$24,040
Stock-based compensation expense	(951)	(807)	(3,762)	(2,914)
Acquisition related expenses	-	-	-	(5)
Non-GAAP research and development	$6,191	$5,303	$23,690	$21,121
Non-GAAP research and development as a percentage of total
revenue	9.3%	9.2%	9.3%	10.1%

(3) Amounts include amortization of acquired intangible assets, stock-based compensation, acquisition related expenses,
impairment of long-lived assets, and other expenses as follows:
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
GAAP sales and marketing	$38,228	$31,240	$139,277	$109,379
Amortization of acquired intangible assets	(330)	(368)	(1,374)	(1,482)
Stock-based compensation expense	(2,714)	(1,825)	(8,832)	(6,133)
Acquisition related expenses	(200)	-	(200)	(27)
Impairment of long-lived assets	-	-	(15)	(200)
Other expenses	(293)	-	(293)	-
Non-GAAP sales and marketing	$34,691	$29,047	$128,563	$101,537
Non-GAAP sales and marketing as a percentage of total
revenue	52.2%	50.7%	50.7%	48.5%

(4) Amounts include stock-based compensation, acquisition
related expenses, and other expenses as follows:
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
GAAP general and administrative	$9,814	$7,132	$31,214	$25,745
Stock-based compensation expense	(1,773)	(2,169)	(7,136)	(6,128)
Acquisition related expenses	(643)	-	(721)	(1,011)
Other expenses	(350)	-	(350)	-
Non-GAAP general and administrative	$7,048	$4,963	$23,007	$18,606
Non-GAAP general and administrative as a percentage of total
revenue	10.6%	8.7%	9.1%	8.9%

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	March 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$41,030	$33,576
Short-term investments	133,959	129,274
Accounts receivable, net	14,264	11,070
Inventory	908	520
Deferred tax assets	-	5,382
Other current assets	7,193	6,078
Total current assets	197,354	185,900
Property and equipment, net	16,384	12,375
Intangible assets, net	17,038	21,464
Goodwill	46,136	47,420
Non-current deferred tax asset	48,859	43,189
Other assets	8,084	3,104
Total assets	$333,855	$313,452

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable.	$15,711	$10,954
Accrued compensation	11,508	10,063
Accrued warranty	324	326
Accrued outside commissions	2,920	2,186
Deferred revenue	2,144	1,925
Other accrued liabilities	10,737	9,280
Total current liabilities	43,344	34,734

Other liabilities	1,910	3,412
Total liabilities	45,254	38,146

Total stockholders' equity	288,601	275,306
Total liabilities and stockholders' equity	$333,855	$313,452

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(4,751)	$(5,120)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	6,084	4,994
Amortization of intangible assets	3,762	3,557
Impairment of long-lived assets	15	640
Amortization of capitalized software	591	456
Net accretion of discount and amortization of premium on marketable securities	219	740
Stock-based compensation expense	21,462	16,334
Tax benefit from stock-based compensation expense	(486)	(224)
Deferred income tax benefit	(411)	(1,493)
Other	977	533
Changes in assets and liabilities:
Accounts receivable, net	(4,799)	(4,539)
Inventory	(430)	136
Other current and noncurrent assets	(2,025)	(1,432)
Deferred cost of goods sold	(60)	(224)
Accounts payable	4,173	2,473
Accrued compensation	1,615	3,566
Accrued warranty	(2)	(13)
Accrued taxes	247	2,292
Deferred revenue	195	(273)
Accrued outside commissions	734	1,744
Other current and noncurrent liabilities	1,368	(580)
Net cash provided by operating activities	28,478	23,567

Cash flows from investing activities:
Purchases of property and equipment	(8,851)	(4,894)
Purchase of businesses, net of cash acquired	(2,884)	(23,246)
Cost of capitalized software	(5,516)	(2,095)
Proceeds from maturity of investments - available for sale	93,795	64,361
Sales of investments - available for sale	41,288	56,302
Purchase of investments - available for sale	(140,026)	(126,723)
Net cash used in investing activities	(22,194)	(36,295)

Cash flows from financing activities:
Capital lease payments	(674)	(446)
Payment of contingent consideration	(300)	(200)
Repurchase of common stock	(3,003)	(11,653)
Tax benefit from stock-based compensation expense	486	224
Proceeds from issuance of common stock under employee stock plans	5,087	4,827
Net cash provided by (used in) financing activities	1,596	(7,248)

Effect of exchange rate changes on cash	(426)	442
Net increase (decrease) in cash and cash equivalents	7,454	(19,534)

Cash and cash equivalents, beginning of year	33,576	53,110
Cash and cash equivalents, end of year	$41,030	$33,576

8x8, Inc.
Selected Operating Statistics

	Three Months Ended
	Mar. 31, 2016	Jun. 30, 2016	Sept. 30, 2016	Dec. 31, 2016	Mar. 31, 2017

Business customer average monthly service revenue per customer (1)	$ 385	$ 399	$ 409	$ 414	$ 426
Monthly business service revenue churn (2)(3)	0.4%	0.5%	0.6%	1.0%	0.7%

Overall service margin	81%	81%	81%	83%	83%
Overall product margin	-18%	-16%	-6%	-20%	-9%
Overall gross margin	72%	74%	74%	77%	77%

(1)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(2)

Business customer service revenue churn is calculated by dividing the service revenue lost from business customers (after the expiration of 30-day trial) during the period by the simple average of business customer service revenue during the same period and dividing the result by the number of months in the period.

(3)	Excludes DXI business customer service revenue churn for all periods presented.

8x8, Inc.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Net loss	$(2,925)	$(1,076)	$(4,751)	$(5,120)
Adjustments:
Non-cash tax adjustments	(307)	(1,854)	(411)	(1,493)
Amortization of acquired intangible assets	1,021	992	3,762	3,557
Stock-based compensation expense	5,832	5,132	21,462	16,334
Acquisition related expenses	843	-	921	1,043
Impairment of long-lived assets	-	-	15	640
Other expenses	643	-	643	-
Non-GAAP net income	$5,107	$3,194	$21,641	$14,961

Reconciliation between GAAP and non-GAAP
weighted average shares used in computing basic
and diluted net loss per share:
Denominator for basic calculation	91,175	88,888	90,340	88,477
Effect of dilutive securities:
Employee stock options	1,802	1,457	1,730	1,536
Employee restricted purchase rights	1,529	1,381	1,737	1,189
Denominator for diluted calculation	94,506	91,726	93,807	91,202

GAAP net loss per share - Diluted	$(0.03)	$(0.01)	$(0.05)	$(0.06)
Adjustments:
Non-cash tax adjustments	-	(0.03)	-	(0.02)
Amortization of acquired intangible assets	0.01	0.01	0.04	0.04
Stock-based compensation expense	0.06	0.06	0.23	0.18
Acquisition related expenses	0.01	-	0.01	0.01
Impairment of long-lived assets	-	-	-	0.01
Other expenses	-	-	-	-
Non-GAAP net income per share - Diluted	$0.05	$0.03	$0.23	$0.16

GAAP net income or loss as a percentage of total revenue	-4%	-2%	-2%	-2%
Adjustments:
Non-cash tax adjustments	0%	-3%	0%	-1%
Amortization of acquired intangible assets	1%	2%	2%	2%
Stock-based compensation expense	9%	9%	9%	8%
Acquisition related expenses	1%	0%	0%	0%
Impairment of long-lived assets	0%	0%	0%	0%
Other expenses	1%	0%	0%	0%
Non-GAAP net income as a percentage of total
revenue	8%	6%	9%	7%

8x8, Inc.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP
GROSS MARGIN
(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
GAAP gross margin	$51,498	$41,511	$191,274	$152,090
Adjustments:
Amortization of acquired intangible assets	691	624	2,388	2,075
Stock-based compensation expense	394	331	1,732	1,159
Impairment of long-lived assets	-	-	-	440
Non-GAAP gross margin	$52,583	$42,466	$195,394	$155,764

GAAP gross margin as a percentage of total revenue	77%	72%	75%	73%
Adjustments:
Amortization of acquired intangible assets	1%	1%	1%	1%
Stock-based compensation expense	1%	1%	1%	0%
Impairment of long-lived assets	0%	0%	0%	0%
Non-GAAP gross margin as a percentage of total
revenue	79%	74%	77%	74%

8x8, Inc.
RECONCILIATION OF GAAP SERVICE MARGIN TO NON-GAAP
SERVICE MARGIN
(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
GAAP service margin	$51,851	$42,454	$193,416	$155,163
Adjustments:
Amortization of acquired intangible assets	691	624	2,388	2,075
Stock-based compensation expense	394	331	1,732	1,159
Impairment of long-lived assets	-	-	-	440
Non-GAAP service margin	$52,936	$43,409	$197,536	$158,837

GAAP service margin as a percentage of service revenue	83%	81%	82%	81%
Adjustments:
Amortization of acquired intangible assets	1%	1%	1%	1%
Stock-based compensation expense	0%	1%	1%	1%
Impairment of long-lived assets	0%	0%	0%	0%
Non-GAAP service margin as a percentage of service
revenue	84%	83%	84%	83%

8x8, Inc.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS TO NON-GAAP
INCOME FROM OPERATIONS
(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
GAAP loss from operations	$(3,686)	$(2,971)	$(6,669)	$(7,074)
Adjustments:
Amortization of acquired intangible assets	1,021	992	3,762	3,557
Stock-based compensation expense	5,832	5,132	21,462	16,334
Acquisition related expenses	843	-	921	1,043
Impairment of long-lived assets	-	-	15	640
Other expenses	643	-	643	-
Non-GAAP income from operations	$4,653	$3,153	$20,134	$14,500

GAAP loss from operations as a percentage of total revenue	-6%	-5%	-3%	-3%
Adjustments:
Amortization of acquired intangible assets	2%	1%	2%	2%
Stock-based compensation expense	9%	9%	8%	8%
Acquisition related expenses	1%	0%	1%	0%
Impairment of long-lived assets	0%	0%	0%	0%
Other expenses	1%	0%	0%	0%
Non-GAAP income from operations as a percentage of total revenue	7%	5%	8%	7%